Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS SECOND QUARTER 2015

OPERATING EPS OF $0.36

•	Second quarter operating income of $0.36 per diluted share
•	Impacted by property and casualty catastrophe losses
•	Strong annuity segment sales growth; continued momentum in auto sales
•	Book value per share excluding the fair value adjustment for investments of $26.30, up 7% compared to a year ago

SPRINGFIELD, Ill., July 28, 2015 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and six months ended June 30, 2015:

Horace Mann Financial Highlights
	Three months ended June 30,			Six months ended June 30,
($ in millions, except per share amounts)	2015	2014	Change	2015	2014	Change
Total revenues	$268.5	$264.8	1.4%	$538.6	$526.0	2.4%
Net income	16.2	20.4	-20.6%	50.5	48.8	3.5%
Net income per diluted share	0.38	0.48	-20.8%	1.19	1.16	2.6%
Operating income*	15.4	18.2	-15.4%	45.7	45.5	0.4%
Operating income per diluted share*	0.36	0.43	-16.3%	1.08	1.08	-
Book value per share				31.73	31.40	1.1%
Book value per share excluding the fair value adjustment for investments*				26.30	24.51	7.3%
Property and Casualty segment net income	3.3	4.9	-32.7%	20.9	18.9	10.6%
Property and Casualty combined ratio	103.7%	102.7%	1.0 pts	97.0%	98.2%	-1.2 pts
Property and Casualty underlying combined ratio*	91.4%	88.5%	2.9 pts	88.7%	90.3%	-1.6 pts
Annuity segment net income	$ 11.8	$ 11.5	2.6%	$ 24.3	$ 23.8	2.1%
Life segment net income	3.6	5.0	-28.0%	7.0	8.9	-21.3%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s second quarter operating income was $0.36 per diluted share, which reflected the impact of adverse weather on our property and casualty segment. Annuity sales were up nearly 15% and we continue to see momentum in our property and casualty sales,” said Horace Mann’s President and CEO Marita Zuraitis. “We are successfully attracting new customers to Horace Mann through tailored product offerings, client-centric distribution, and the good progress we’re making on modernizing our infrastructure. This quarter’s results are another step toward becoming the company of choice for educators to protect their short-term risks and secure their long-term financial goals.”

Property and Casualty Segment

For the second quarter of 2015, property and casualty net income of $3.3 million decreased 33%, or $1.6 million, compared to the prior year. The current quarter total property and casualty combined ratio of 103.7% increased 1.0 point compared to the favorable results in the second quarter of 2014, primarily attributable to auto. Catastrophe losses decreased modestly compared to the prior year; favorable prior years’ reserve development was slightly more than the prior year amount. On an underlying basis, the second quarter auto combined ratio of 101.1% was 4.7 points higher than a year earlier. For property, the underlying combined ratio was 72.5% for the current quarter, 1.0 point lower than the second quarter of 2014.

For the first half of 2015, property and casualty net income of $20.9 million increased $2.0 million compared to the prior year. The current period total property and casualty combined ratio of 97.0% improved 1.2 points compared to a year ago, including an underlying loss ratio that improved 0.5 point compared to the prior year and a lower expense ratio. Catastrophe losses were higher than the first half of 2014; favorable prior years’ reserve development was slightly more than the prior year amount. On an underlying basis, the six month auto combined ratio of 98.6% increased 0.2 point compared to a year earlier. For property, the underlying combined ratio was 69.4% for the current year, 5.6 points lower than the first half of 2014 primarily due to the mix of catastrophe and non-catastrophe weather and continued improvement in underlying results.

Total property and casualty written premiums of $152.5 million and $293.0 million each increased 3% compared to the three and six months ended June 30, 2014. The growth was driven primarily by increases in average premium per policy for both auto and property accompanied by reductions in catastrophe reinsurance costs.

Total property and casualty sales increased 4% and 5% compared to the second quarter and first half of 2014. Auto sales increased 2% and 4% compared to the respective prior year periods, while property sales increased 13% and 7%, respectively. Policy retention continues to be strong with auto and property policy retention rates for the current period at 85% and 88%, respectively.

Annuity Segment

Annuity segment net income of $11.8 million and $24.3 million for the current quarter and six months increased 3% and 2%, respectively, compared to the same periods in 2014. In both the current year and prior year periods, the impact of unlocking deferred policy acquisition costs was immaterial.

The 2015 annualized net interest spread of 190 basis points on fixed annuity assets reflected continued solid investment portfolio performance and disciplined crediting rate management. Compared to the first six months of 2014, the net interest margin increased 1%. Total annuity assets under management of $6.0 billion increased 7% compared to June 30, 2014, and total cash value persistency remained strong at approximately 94%.

For the three and six months ended June 30, 2015, annuity deposits of $140.9 million and $282.9 million increased 19% and 30%, respectively, compared to a year ago. The year-to-date increase of $64.6 million included an increase of $31.2 million attributable to changes in the company’s employee retirement savings plans. Excluding that item, the remaining $33.4 million year-to-date increase, or

15%, was primarily due to notable growth in the amount of single premium and rollover deposits received in the current period, accompanied by growth in recurring deposit receipts.

Horace Mann’s total annuity sales increased 14% and 21%, compared to the three and six months ended June 30, 2014, respectively, including continued growth in sales of the company’s fixed indexed annuity product. Annuity sales by the company’s agency force increased 23% compared to the six months ended June 30, 2014, while annuity sales from the independent agent distribution channel, which currently produces about 10% of total annuity sales, increased 7% compared to the same period.

Life Segment

Life segment net income of $3.6 million and $7.0 million for the three and six months, respectively, decreased $1.4 million and $1.9 million compared to the same periods in 2014, primarily attributable to an increase in mortality losses in the current year, compared to the prior year periods.

In 2015, life segment insurance premiums and contract deposits of $26.0 million for the current quarter and $49.2 million for the first half of the year were comparable to the same periods in 2014. Life persistency of 96% was also comparable to 12 months earlier. For the first six months, life sales of $4.8 million decreased 4%, or $0.2 million, compared to the first half of 2014, including a decrease of $0.4 million in the second quarter.

Investment Results

Total net investment income increased 3% and 2% compared to the three and six months ended June 30, 2014, respectively, reflecting higher asset balances in the annuity segment, as well as continued strong performance in the fixed maturity and alternative investment portfolios despite the interest rate environment. Pretax net realized investment gains were $1.4 million and $7.5 million for the three and six months ended June 30, 2015, respectively.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $397.3 million at June 30, 2015, compared to net unrealized gains of $591.7 million at March 31, 2015 and $528.6 million at December 31, 2014. Net unrealized gains were $501.2 million at June 30, 2014.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s second quarter financial results with investors and analysts on July 29, 2015 at 11:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann — the largest national multiline insurance company focusing on educators' financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended March 31, 2015 and the company's past and future filings and reports filed with the Securities and

Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change
EARNINGS SUMMARY

Net income	$16.2	$20.4	-20.6%	$50.5	$48.8	3.5%
Net realized investment gains, after tax	0.8	2.2	-63.6%	4.8	3.3	45.5%
Operating income (A)	15.4	18.2	-15.4%	45.7	45.5	0.4%

Per diluted share:
Net income	$0.38	$0.48	-20.8%	$1.19	$1.16	2.6%
Net realized investment gains, after tax	$0.02	$0.05	-60.0%	$0.11	$0.08	37.5%
Operating income (A)	$0.36	$0.43	-16.3%	$1.08	$1.08	-

Weighted average number of shares and equivalent shares (in millions) - Diluted	42.4	42.3	0.2%	42.4	42.2	0.5%

RETURN ON EQUITY

Net income return on equity (B)				8.0%	9.2%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				9.3%	10.8%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$31.73	$31.40	1.1%
Effect of the fair value adjustment for investments (E)				$5.43	$6.89	-21.2%
Book value excluding the fair value adjustment for investments (A)				$26.30	$24.51	7.3%

Dividends paid	$0.25	$0.23	8.7%	$0.50	$0.46	8.7%

Ending number of shares outstanding (in millions) (D)				41.2	40.9	0.7%

Total assets				$9,969.5	$9,446.2	5.5%
Short-term debt				113.0	38.0	197.4%
Long-term debt, current and noncurrent				125.0	199.9	-37.5%
Total shareholders' equity				1,306.7	1,283.1	1.8%

ADDITIONAL INFORMATION

Total Horace Mann Exclusive Agencies (F) & Employee Agents (G)				703	707	-0.6%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 41,178,532 at June 30, 2015 and 40,859,718 at June 30, 2014.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$182.4	$179.1	1.8%	$362.1	$354.5	2.1%
Net investment income	84.0	81.4	3.2%	167.3	164.4	1.8%
Net realized investment gains	1.4	3.5	-60.0%	7.5	5.2	44.2%
Other income	0.7	0.8	-12.5%	1.7	1.9	-10.5%

Total revenues	268.5	264.8	1.4%	538.6	526.0	2.4%

Benefits, claims and settlement expenses	133.0	127.2	4.6%	247.0	239.2	3.3%
Interest credited	45.4	43.7	3.9%	89.9	86.8	3.6%
Policy acquisition expenses amortized	24.0	22.5	6.7%	47.7	45.5	4.8%
Operating expenses	40.0	39.3	1.8%	75.9	79.2	-4.2%
Interest expense	3.4	3.6	-5.6%	7.0	7.1	-1.4%

Total benefits, losses and expenses	245.8	236.3	4.0%	467.5	457.8	2.1%

Income before income taxes	22.7	28.5	-20.4%	71.1	68.2	4.3%
Income tax expense	6.5	8.1	-19.8%	20.6	19.4	6.2%

Net income	$16.2	$20.4	-20.6%	$50.5	$48.8	3.5%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$152.5	$148.2	2.9%	$293.0	$285.4	2.7%

Annuity deposits	140.9	118.0	19.4%	282.9	218.3	29.6%

Life	26.0	26.2	-0.8%	49.2	49.0	0.4%

Total	$319.4	$292.4	9.2%	$625.1	$552.7	13.1%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$3.3	$4.9	-32.7%	$20.9	$18.9	10.6%

Annuity	11.8	11.5	2.6%	24.3	23.8	2.1%

Life	3.6	5.0	-28.0%	7.0	8.9	-21.3%

Corporate and other (A)	(2.5)	(1.0)	150.0%	(1.7)	(2.8)	-39.3%

Net income	$16.2	$20.4	-20.6%	$50.5	$48.8	3.5%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change
PROPERTY & CASUALTY

Premiums written	$152.5	$148.2	2.9%	$293.0	$285.4	2.7%
Premiums earned	147.7	144.6	2.1%	294.4	288.5	2.0%
Net investment income	9.0	9.4	-4.3%	18.4	18.7	-1.6%
Other income	-	-	-	0.2	0.2	-
Losses and loss adjustment expenses (LAE)	113.5	109.9	3.3%	208.7	204.9	1.9%
Operating expenses (includes policy acquisition expenses amortized)	39.5	38.5	2.6%	76.9	78.3	-1.8%
Income before tax	3.7	5.6	-33.9%	27.4	24.2	13.2%
Net income	3.3	4.9	-32.7%	20.9	18.9	10.6%

Net investment income, after tax	7.5	7.9	-5.1%	15.4	15.7	-1.9%

Catastrophe costs (A)
After tax	13.8	15.3	-9.8%	20.6	19.4	6.2%
Before tax	21.3	23.5	-9.4%	31.8	29.8	6.7%

Prior years' reserves favorable (adverse) development, before tax
Automobile	0.5	3.0	-83.3%	2.7	7.0	-61.4%
Property	1.5	-	N.M.	3.3	-	N.M.
Other liability	1.2	-	N.M.	1.2	-	N.M.

Total	3.2	3.0	6.7%	7.2	7.0	2.9%

Operating statistics:
Loss and loss adjustment expense ratio	76.9%	76.0%	N.M.	70.9%	71.0%	N.M.
Expense ratio	26.8%	26.7%	N.M.	26.1%	27.2%	N.M.
Combined ratio	103.7%	102.7%	N.M.	97.0%	98.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	14.5%	16.3%	N.M.	10.7%	10.3%	N.M.
Prior years' reserve development	-2.2%	-2.1%	N.M.	-2.4%	-2.4%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	91.4%	88.5%	N.M.	88.7%	90.3%	N.M.

Policies in force (voluntary) (in thousands)				709	712	-0.4%
Automobile				483	480	0.6%
Property				226	232	-2.6%

Policy renewal rate (voluntary) - 12 months
Automobile				84.9%	84.5%	N.M.
Property				87.6%	88.8%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change
ANNUITY

Contract deposits	$140.9	$118.0	19.4%	$282.9	$218.3	29.6%
Variable	48.2	35.2	36.9%	95.3	67.7	40.8%
Fixed	92.7	82.8	12.0%	187.6	150.6	24.6%
Contract charges earned	6.5	6.5	-	12.7	12.4	2.4%
Net investment income	57.2	54.4	5.1%	113.6	110.2	3.1%
Interest credited	34.4	32.8	4.9%	67.9	65.1	4.3%
Net interest margin (without realized investment gains/losses)	22.8	21.6	5.6%	45.7	45.1	1.3%
Other income	0.5	0.5	-	1.1	1.1	-
Mortality loss and other reserve changes	(0.6)	(0.4)	50.0%	(0.9)	(0.8)	12.5%
Operating expenses (includes policy acquisition expenses amortized)	12.2	11.4	7.0%	23.3	23.2	0.4%
Income before tax	17.0	16.8	1.2%	35.3	34.6	2.0%
Net income	11.8	11.5	2.6%	24.3	23.8	2.1%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$0.4	N.M.	$-	$0.3	-100.0%
Guaranteed minimum death benefit reserve	-	-	-	-	-	-

Annuity contracts in force (in thousands)				206	197	4.6%
Accumulated account value on deposit / Assets under management				$5,951.5	$5,544.7	7.3%
Variable				1,905.3	1,814.1	5.0%
Fixed				4,046.2	3,730.6	8.5%
Annuity accumulated value retention - 12 months
Variable accumulations				94.0%	94.1%	N.M.
Fixed accumulations				94.7%	94.9%	N.M.

LIFE

Premiums and contract deposits	$26.0	$26.2	-0.8%	$49.2	$49.0	0.4%
Premiums and contract charges earned	28.2	28.0	0.7%	55.0	53.6	2.6%
Net investment income	18.0	17.9	0.6%	35.7	36.0	-0.8%
Other income	0.2	0.3	-33.3%	0.4	0.6	-33.3%
Death benefits/mortality cost/change in reserves	18.9	16.9	11.8%	37.4	33.5	11.6%
Interest credited	11.0	10.9	0.9%	22.0	21.7	1.4%
Operating expenses (includes policy acquisition expenses amortized)	10.9	10.7	1.9%	20.8	21.3	-2.3%
Income before tax	5.6	7.7	-27.3%	10.9	13.7	-20.4%
Net income	3.6	5.0	-28.0%	7.0	8.9	-21.3%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$-	$0.1	-100.0%	$0.1	$0.1	-

Life policies in force (in thousands)				200	200	-
Life insurance in force				$16,148	$15,414	4.8%
Lapse ratio - 12 months (Ordinary life insurance)				4.1%	4.1%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$1.4	$3.5	-60.0%	$7.5	$5.2	44.2%
Interest expense	(3.4)	(3.6)	-5.6%	(7.0)	(7.1)	-1.4%
Other operating expenses, net investment income and other income	(1.6)	(1.5)	6.7%	(3.0)	(2.4)	25.0%
Loss before tax	(3.6)	(1.6)	125.0%	(2.5)	(4.3)	-41.9%
Net loss	(2.5)	(1.0)	150.0%	(1.7)	(2.8)	-39.3%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Change	2015	2014	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2015, $5,726.5; 2014, $5,412.4)				$6,085.5	$5,858.0	3.9%
Equity securities, at fair value (cost 2015, $35.3; 2014, $40.5)				33.3	40.3	-17.4%
Short-term investments				69.3	7.8	N.M.
Policy loans				146.9	142.2	3.3%
Other investments				82.8	62.0	33.5%
Total Annuity and Life investments				6,417.8	6,110.3	5.0%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2015, $778.5; 2014, $775.0)				811.6	818.3	-0.8%
Equity securities, at fair value (cost 2015, $58.8; 2014, $56.7)				66.0	69.2	-4.6%
Short-term investments				12.2	21.3	-42.7%
Other investments				41.2	31.2	32.1%
Total Property & Casualty investments				931.0	940.0	-1.0%

Corporate investments				36.3	39.4	-7.9%

Total investments				7,385.1	7,089.7	4.2%

Net investment income
Before tax	$84.0	$81.4	3.2%	$167.3	$164.4	1.8%
After tax	56.3	54.7	2.9%	112.2	110.4	1.6%

Net realized investment gains
Before tax	$1.4	$3.5	-60.0%	$7.5	$5.2	44.2%
After tax	0.8	2.2	-63.6%	4.8	3.3	45.5%
Per share, diluted	$0.02	$0.05	-60.0%	$0.11	$0.08	37.5%

N.M. - Not meaningful.

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